Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-60935) and Form S-8 (File No. 333-43363, File No. 333-77109, File No. 333-130868 and File No. 333-137765) of The Peoples BancTrust Company, Inc. of our report, dated March 15, 2007, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

March 15, 2007